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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-19895) of our report dated March 15, 1996, on our audits of the consolidated financial statements of Omnipoint Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993. We also consent to the references to our Firm under the captions "Selected Consolidated Financial Data" and "Experts".


                                        /s/ Coopers & Lybrand L.L.P.
                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
February 13, 1997